CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A of Fidelity Fixed-Income Trust: Fidelity Investment Grade Bond Fund, Spartan Government Income Fund, and Spartan Short-Intermediate Government Fund, of our reports dated June 5, 1998 on the financial statements and financial highlights included in the April 30, 1998 Annual Reports to Shareholders of Fidelity Investment Grade Bond Fund, Spartan Government Income Fund, and Spartan Short-Intermediate Government Fund, and of our reports dated June 18, 1998 on the financial statements and financial highlights included in the April 30, 1998 Annual Reports to Shareholders of Fidelity Short-Term Bond Fund and Spartan High Income Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/ COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
June 19, 1998